UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2021

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

CLO Transaction Overview

On November 4, 2021 (the “CLO Closing Date”), FS Credit Real Estate Income Trust, Inc. (the “Company”) issued a collateralized loan obligation (the “CLO”) through its subsidiary real estate investment trust, FS Rialto Sub-REIT LLC (“Sub-REIT”), and two wholly-owned subsidiaries of Sub-REIT, FS Rialto 2021-FL3 Issuer, Ltd., a newly-formed exempted company incorporated in the Cayman Islands with limited liability, as issuer (the “Issuer”), and FS Rialto 2021-FL3 Co-Issuer, LLC, a newly-formed Delaware limited liability company, as co-issuer (the “Co-Issuer” and together with the Issuer, the “CLO Issuers”).

On the CLO Closing Date, the CLO-Issuers issued six classes of notes, the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (the “Offered Notes”), and the Issuer issued an additional two classes of notes, the Class F Notes and the Class G Notes, each in the principal amount and having the characteristics and designations set forth in the table and description below (together with the Offered Notes, the “Notes”). In addition, concurrently with the issuance of the Notes, the Issuer issued 99,231.313 Preferred Shares, par value $0.001 per share, and with an aggregate liquidation preference equal to $1,000 per share (the “Preferred Shares” and, together with the Notes, the “Securities”).

The CLO Issuers issued or co-issued the Notes, as applicable, pursuant to the terms of an indenture, dated as of November 4, 2021 (the “Indenture”), by and among the CLO Issuers, the Company, as advancing agent (in such capacity, together with its permitted successors and assigns, the “Advancing Agent”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as note administrator and custodian (the “Note Administrator”). The Note Administrator will also act as paying agent, calculation agent, transfer agent, backup advancing agent and notes registrar for the Issuer. The Company will serve as the collateral manager for the Issuer (in such capacity, the “Collateral Manager”). The Collateral Manager is externally managed by, and has delegated its investment management activities to, FS Real Estate Advisor, LLC (the “Advisor”), pursuant to and in accordance with the terms of an advisory agreement between the Company and the Advisor. The Advisor has engaged Rialto Capital Management, LLC, an affiliate of the Special Servicer, to act as its sub-advisor. A copy of the Indenture is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Class of Securities	Principal or Notional Amount	Percentage of the Aggregate Principal or Notional Amount of all Securities	Ratings (Moody’s / DBRS)	Initial Weighted Average Life of Notes(1)	Fully Extended Weighted Average Life of Notes(2)
Class A Notes	$657,736,000	58.000%	Aaa(sf) / AAA(sf)	2.74 years	4.71 years
Class A-S Notes	$42,526,000	3.750%	NR / AAA(sf)	2.87 years	4.78 years
Class B Notes	$55,283,000	4.875%	NR / AA(low)(sf)	2.87 years	4.78 years
Class C Notes	$69,459,000	6.125%	NR / A(low)(sf)	3.17 years	4.78 years
Class D Notes	$80,799,000	7.125%	NR / BBB(sf)	3.75 years	4.82 years
Class E Notes	$22,680,000	2.000%	NR / BBB(low)(sf)	3.78 years	4.87 years
Class F Notes	$66,624,000	5.875%	NR / BB(low)(sf)	3.95 years	4.87 years
Class G Notes	$39,690,000	3.500%	NR / B(low)(sf)	4.70 years	4.87 years
Preferred Shares	$99,231,313	8.750%	NR / NR	N/A	N/A

(1)

The initial weighted average life of each class of Notes has been calculated assuming that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each commercial real estate loan pays off on its current maturity date without extension. There can be no assurances that such assumptions will be met.

(2)

The fully extended weighted average life of each class of Notes has been calculated assuming that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each commercial real estate loan is fully extended to its maximum contracted extension term. There can be no assurances that such assumptions will be met.

The Notes will mature at par on the payment date in November 2036, unless redeemed or repaid prior thereto.

The Indenture allows for the exchange of all or a portion of certain classes of Notes for proportionate interests in one or more classes of certain other notes, as further explained under the heading “Exchangeable Notes” below.

The Offered Notes were placed pursuant to a Placement Agreement, dated as of October 21, 2021, by and among the Issuer, the Co-Issuer, the Company, the Seller, Barclays Capital Inc., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Deutsche Bank Securities Inc. The Retention Holder, which is an indirect wholly-owned subsidiary of the Company and a direct wholly-owned subsidiary of Sub-REIT, acquired 100% of the Class F Notes, the Class G Notes and the Preferred Shares issued on the CLO Closing Date.

The Offered Notes represent limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from certain collateral interests acquired by the Issuer on and after the CLO Closing Date and pledged under the Indenture. To the extent the collateral is insufficient to make payments in respect of the Offered Notes, none of the Issuer, the Co-Issuer, any of their respective affiliates or any other person will have any obligation to pay any further amounts in respect of the Offered Notes. The Class F Notes and the Class G Notes are not secured.

The Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of November 4, 2021, among the Issuer, Wells Fargo Bank, as paying agent and transfer agent, and MaplesFS Limited, as Preferred Share registrar. The Preferred Shares have no stated dividend rate. The holders of the Preferred Shares are entitled to receive monthly non-cumulative dividends on each payment date if and to the extent that funds are available for such purpose in accordance with the priority of payments and Cayman Islands law. Such dividends will be payable only to the extent of the Issuer’s distributable profits and/or share premium and only if the Issuer is and will remain solvent after such distributions are paid (each factor determined in accordance with Cayman Islands law). In addition, the holders of the Preferred Shares will be entitled to receive distributions in connection with the redemption thereof, payable from the collateral after payment of all specified amounts in accordance with the priority of payments and Cayman Islands law.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The proceeds from the issuance of the Securities on the CLO Closing Date, after payment of certain fees and expenses, were used to (i) purchase an initial portfolio of collateral interests, (ii) fund the unused proceeds account for the purchase of additional collateral interests, (iii) repay amounts owed in respect of certain pre-CLO Closing Date financings, including under certain repurchase facilities with affiliates of the Placement Agents, and (iv) undertake certain related activities.

The initial portfolio of collateral interests was purchased by the Issuer from FS CREIT Finance Holdings LLC (the “Seller”) pursuant to a Collateral Interest Purchase Agreement (the “Collateral Interest Purchase Agreement”), dated as of November 4, 2021, by and among the Issuer, the Seller, the Company and, solely with regard to certain tax covenants, Sub-REIT. Pursuant to the Collateral Interest Purchase Agreement, the Seller made certain representations and warranties to the Issuer with respect to the collateral interests. In the event that a material breach of a representation or warranty or document defect with respect to any collateral interest exists, the Seller will have to either (a) correct or cure such breach of representation or warranty or document defect in all material respects, within 90 days (or as such time may be extended under the Collateral Interest Purchase Agreement) of discovery by the Seller or any party to the Indenture (to the extent such breach is capable of being corrected or cured), (b) make a cash payment to the Issuer in an amount that the Special Servicer determines is sufficient to compensate the Issuer or (c) repurchase such collateral interest at a repurchase price calculated as set forth in the Collateral Interest Purchase Agreement. The obligation of the Seller to repurchase a collateral interest in connection with a material breach of a representation or warranty or a document defect pursuant to the Collateral Interest Purchase Agreement has been guaranteed by the Company.

The Notes

Collateral

The Offered Notes will be secured by, among other things, (i) the commercial mortgage loans and participation interests in commercial mortgage loans acquired by the Issuer on the CLO Closing Date and thereafter from time to time in accordance with the terms of the Indenture, (ii) the collection account, the participated loan collection account, the payment account, the unused proceeds account, the custodial account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) the eligible investments purchased from deposits in certain accounts, (iv) the Issuer’s rights under certain agreements (including the Collateral Management Agreement, the Collateral Interest Purchase Agreement and the Servicing Agreement, each as defined herein), (v) all amounts delivered to the Note Administrator or its bailee (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the Issuer has an interest, (vii) the Issuer’s ownership interests in and rights in all permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “Collateral”); however, the Collateral will not include, and the Offered Notes will not be secured by, any interests in certain excepted property enumerated in the Indenture.

Maturity

The Notes will mature at par on the payment date in November 2036, unless redeemed or repaid prior thereto.

Interest Rate

For purposes of the below, “Benchmark” means, initially, LIBOR; provided that if a benchmark transition event and its related benchmark replacement date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable benchmark replacement.

Class A Notes. The Class A Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 1.25% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in September 2026, 0.25%.

Class A-S Notes. The Class A-S Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 1.55% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in September 2026, 0.25%.

Class B Notes. The Class B Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 1.80% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in September 2026, 0.50%.

Class C Notes. The Class C Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 2.05% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in September 2026, 0.50%.

Class D Notes. The Class D Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 2.50% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in October 2026, 0.50%.

Class E Notes. The Class E Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 2.85% plus (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in October 2026, 0.50%.

Class F Notes. The Class F Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b) with respect to each payment date (and related interest accrual period), 4.50%.

Class G Notes. The Class G Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus (b) with respect to each payment date (and related interest accrual period), 6.75%.

Interest on the Notes will be calculated based on the actual number of days in the related interest accrual period, assuming a 360-day year.

The failure to pay interest on the Class A Notes, the Class A-S Notes or the Class B Notes at any time or, if no Class A Notes, Class A-S Notes or Class B Notes are outstanding, on any other class of Notes at the time such class of Notes is the most senior class of Notes outstanding, will constitute an event of default under the Indenture (following any applicable grace period).

For so long as any class of Notes with a higher priority is outstanding, any interest due on the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes that is not paid as a result of the operation of the priority of payments on any payment date (any such interest, “Deferred Interest”) will be deferred, will not be considered “due and payable” and the failure to pay such Deferred Interest will not be an event of default under the Indenture. Any Deferred Interest will be added to the outstanding principal balance of such class of Notes.

Principal payments on each class of Notes will be paid in accordance with the priority of payments set forth in the Indenture.

Exchangeable Notes

The Indenture allows for the exchange of all or a portion of the Class F Notes and the Class G Notes, as follows: (i) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes and the Class F-X Notes and (ii) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes and the Class G-X Notes, in the manner set forth in the Indenture.

Subordination of the Notes

In general, payments of interest and principal on any class of Notes are subordinate to all payments of interest and principal on any class of Notes with a more senior priority. Generally, all payments on the Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the Notes will be senior to any payments on or in respect of the Preferred Shares to the extent required by the priority of payments set forth in the Indenture.

Note Protection Tests

The Notes are subject to note protection tests (the “Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the collateral interests may be used to make certain payments subordinate to interest and principal payments to the Offered Notes in the priority of payments set forth in the Indenture.

If either of the Note Protection Tests are not satisfied as of any determination date, then on the next payment date, interest proceeds will be used to redeem the Offered Notes in accordance with the priority of payments until such Note Protection Tests are satisfied.

The following chart specifies the minimum ratios required for each Note Protection Test to be satisfied for the Notes.

Note Protection Test	Ratio
Minimum Par Value	119.70%
Minimum Interest Coverage	120.00%

The par value ratio is, as of any measurement date, the number (expressed as a percentage) calculated by dividing (a) the net outstanding portfolio balance on such measurement date by (b) the sum of the aggregate outstanding amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D and the Class E Notes and the amount of any unreimbursed interest advances.

The interest coverage ratio is generally equal to the interest proceeds from the collateral portfolio divided by the interest payable on the Offered Notes.

Collateral Management Agreement

Pursuant to a Collateral Management Agreement, dated as of November 4, 2021, between the Issuer and the Company (the “Collateral Management Agreement”), the Company will serve as collateral manager for the CLO Issuers. The Collateral Manager is externally managed by, and has delegated its investment management activities to, the Advisor pursuant to and in accordance with the terms of an advisory agreement between the Company and the Advisor. The Advisor has engaged Rialto Capital Management, LLC, an affiliate of the Special Servicer, to act as its sub-advisor.

As compensation for the performance of its obligations as Collateral Manager, the Collateral Manager is entitled to receive a fee, payable monthly in arrears, equal to (unless waived) 0.10% per annum of the sum of the net outstanding portfolio balance to the extent funds are available. The Company has agreed to waive its entitlement to such Collateral Manager fee for so long as the Company or an affiliate is the Collateral Manager.

The Collateral Manager may be removed upon at least 30 days’ prior written notice by the Issuer or the Trustee, if (i) certain events of default have occurred by the Collateral Manager and (ii) if the holders of at least 66-2/3% in aggregate outstanding amount of each class of Notes then outstanding give written notice to the Collateral Manager, the Issuer and the Trustee directing such removal. The Collateral Manager cannot be removed without cause but may resign as Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Collateral Manager while any of the Notes are outstanding, holders of a majority of the Preferred Shares (excluding any Preferred Shares held by certain related parties) will have the right to instruct the Issuer to appoint an institution identified by such holders as replacement Collateral Manager. In the event that (i) 100% of the aggregate outstanding Preferred Shares are held by related parties, (ii) the proposed replacement Collateral Manager is an affiliate of the Collateral Manager, and (iii) the appointment of the proposed replacement Collateral Manager would constitute an “assignment” under the Investment Advisers Act of 1940, the holders of at least a majority of the aggregate outstanding principal balance of the most junior class of Notes not 100% owned by related parties (excluding any Notes held by related parties to the extent the replacement Collateral Manager is an affiliate of the Collateral Manager or the Collateral Manager has been removed after the occurrence of an event of default) may direct the Issuer to appoint an institution identified by such holders as replacement Collateral Manager.

Except with respect to the limitations set forth in the Indenture, the Collateral Manager is not obligated to pursue any particular investment strategy or opportunity with respect to the collateral interests.

Reinvestment Period

The CLO includes a 24-month reinvestment period (unless all of the Notes are redeemed or an event of default occurs before such date). During such period, the Issuer may acquire additional (a) commercial mortgage loans or (b) participation interests in commercial mortgage loans.

The Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans will be serviced by Wells Fargo Bank, National Association, as servicer (the “Servicer”), and Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), pursuant to a Servicing Agreement (the “Servicing Agreement”), dated as of November 4, 2021, by and among the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator.

The Servicing Agreement requires each of the Servicer and the Special Servicer to diligently service and administer the commercial real estate loans (other than certain non-serviced loans) and any applicable mortgaged property acquired directly or indirectly by the Special Servicer for the benefit of the secured parties under the Indenture. In connection with their respective duties under the Servicing Agreement, the Servicer and the Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the Servicing Agreement.

The Issuer is a Taxable Mortgage Pool

The Issuer is a “taxable mortgage pool” (“TMP”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). So long as the Issuer is wholly-owned by Sub-REIT and Sub-REIT remains qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code, the Issuer is expected to be treated as a “qualified REIT subsidiary” that is generally treated as part of Sub-REIT rather than as a fully taxable C corporation, which is the general treatment of a TMP that is not a wholly-owned subsidiary of a REIT.

However, “excess inclusion income” (“EII”) attributable to a TMP, if distributed to the stockholders of a REIT, is taxable in all events to those stockholders regardless of the general tax characteristics of, and any tax attributes (such as net operating losses) otherwise available to, such stockholders. For example, EII would be unrelated business taxable income if it were distributed as dividends to stockholders of the Company that are otherwise generally exempt from U.S. federal income tax. The Company does not intend to distribute EII to its stockholders, but to instead pay (or cause to be paid) corporate income tax on such EII as and when it arises. Although the Company does not expect that the amount of any such corporate income tax will be material, there are various uncertainties concerning the correct computation of EII, which are to be based on regulations that have not yet been issued. These uncertainties could increase the amount of EII taxable to the Company or Sub-REIT above the amount the Company anticipates, could result in a portion of the dividends distributed to stockholders being treated as EII, or both.

In addition, if the Issuer ceased to be a “qualified REIT subsidiary”, that would, subject to certain exceptions, generally be an event of default under the Indenture. In order for the Issuer to remain a “qualified REIT subsidiary” under the Internal Revenue Code, it must remain wholly-owned at all times by Sub-REIT or by another REIT. This generally will require Sub-REIT to retain not only all the equity in the Issuer, but also all of those classes of Notes as to which counsel to the Company is unable to render an opinion that they will be treated as indebtedness for U.S. federal income tax purposes if they are sold to another party. Such restrictions on transfer will restrict the liquidity of the equity in the Issuer and of the Class F Notes and the Class G Notes, and indirectly the assets that secure the Notes, and could prevent the Company and Sub-REIT from transferring all or part of those positions in circumstances in which it would otherwise do so.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

10.1	Indenture dated as of November 4, 2021 among FS Rialto 2021-FL3 Issuer, Ltd., FS Rialto 2021-FL3 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., Wilmington Trust, National Association and Wells Fargo Bank, National Association.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: November 10, 2021	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary